UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIMCO Equity Series

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Newport Center Drive

Newport Beach, California 92660

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
PIMCO RAFI ESG U.S. ETF, $0.001 par value per share	NYSE Arca, Inc.	84-3072351

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164077

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of the PIMCO RAFI ESG U.S. ETF, a series of PIMCO Equity Series (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 83 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-164077; 811-22375) filed on November 8, 2019, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on June 21, 2017.

2. The Trust’s Certificate of Trust is included as Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on December 30, 2009.

3. The Trust’s Certificate of Amendment to Certificate of Trust is included as Exhibit (a)(3) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on February 19, 2010.

4. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 333-164077; 811-22375), as filed with the Securities and Exchange Commission on June 4, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 10th day of December, 2019.

PIMCO EQUITY SERIES

By:	/s/ Bradley A. Todd
Name:	Bradley A. Todd
Title:	Treasurer